                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                OCTOBER 15, 1998
                                 Date of Report
                        (Date of earliest event reported)



                          TBA ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                         0-22582              62-1535897
(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                File Number)         Identification No.)



                           402 HERITAGE PLANTATION WAY
                            HICKORY VALLEY, TENNESSEE
                    (Address of principal executive offices)

                                      38042
                                   (Zip Code)

                                 (901) 764-2300
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 15, 1998, TBA Entertainment Corporation (the "Registrant") acquired 100% of the common stock of Magnum Communications, Inc. ("Magnum"). Magnum is engaged in the corporate communications and entertainment business, with offices in Dallas, Texas and Provo, Utah. The acquisition of the common stock of Magnum was consummated pursuant to a Stock Purchase Agreement among the Registrant, and William R. Cox, Gary A. Larr, Charles A. Barry and Lon M. Hudman (collectively, the "Sellers").

Pursuant to a Stock Purchase Agreement, the Registrant delivered to the Sellers at closing, cash in the amount of $1,050,000, 296,820 shares of common stock, $.001 par value per share, of the Registrant, valued at $1,050,000, and $900,000 in aggregate amount of promissory notes ("Magnum Notes"). The Magnum Notes accrue interest at 8% per annum and are payable in quarterly installments of interest only commencing December 31, 1998, and in quarterly installments of principal and interest commencing December 31, 1999. Pursuant to a separate Side Agreement, the Registrant also delivered to certain of the Sellers and other individuals at closing, cash in the amount of $223,000 and 10,460 shares of common stock, $.001 par value per share, of the Registrant, valued at $37,000. Working capital was used to finance the cash portion of the consideration paid.

Prior to the acquisition, there were no material relationships between (i) the Registrant, any of its affiliates, any of its officers or directors or any associate of such officers or directors, and (ii) any of the Sellers or any affiliates of the Sellers. In connection with the Stock Purchase Agreement, the Sellers entered into employment agreements with the Registrant.

The foregoing description of the terms of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement relating to the acquisition, a copy of which is attached hereto and incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)            FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

               Filed herewith as a part of this report are the audited financial statements and related notes of Magnum as of December 31, 1996 and 1997 and for the years then ended, and the unaudited financial statements of Magnum as of September 30, 1998 and for the nine months then ended.

(b)            RESTATED AND PRO FORMA FINANCIAL INFORMATION

               Filed herewith as a part of this report is the pro forma financial information required by Article 11 of Regulation S-X, including:

                      Unaudited Pro Forma Condensed Consolidated Balance Sheet of Registrant as of September 30, 1998.

                      Unaudited Pro Forma Condensed Consolidated Statement of Operations of Registrant for the year ended December 31, 1997.

                      Unaudited Pro Forma Condensed Consolidated Statement of Operations of Registrant for the nine months ended September 30, 1998.

(c)            EXHIBITS

               2.1 Stock Purchase Agreement, dated October 15, 1998, among TBA Entertainment Corporation, Magnum Communications, Inc, William R. Cox, Gary A. Larr, Charles A. Barry and Lon M. Hudman.

               2.2      Form of Side Agreement, dated October 15, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TBA ENTERTAINMENT CORPORATION

Date:   January 11, 1999                 By:    /s/    Thomas J. Weaver III
                                         ----------------------------------
                                                       Thomas J. Weaver III
                                                       Chief Executive Officer

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial data (the "Pro Forma Financial Data") of TBA Entertainment Corporation (the "Company") has been prepared utilizing the historical consolidated financial statements of the Company, Magnum Communications, Inc. ("Magnum") and certain of the businesses previously acquired by the Company.

The acquisitions included in the Pro Forma Financial Data have been accounted for under the purchase method of accounting utilizing estimates and assumptions as set forth below and in the notes thereto. The Pro Forma Financial Data is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined businesses that would have resulted had such events actually occurred on the date specified, nor is it indicative of the Company's future results. The purchase price allocations reflected in the Pro Forma Financial Data have been based on preliminary estimates of the respective fair market value of assets and liabilities, which may differ from the actual allocations, and are subject to revision. In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made.

In 1997, the Company was engaged in the entertainment and resort businesses. In April 1997, the Company acquired Avalon Entertainment Group, Inc., a company engaged in producing corporate entertainment events and entertainment marketing programs (the "1997 Acquisition"). In June 1998, the Company acquired Titley, Spalding & Associates, LLC ("Titley Spalding"), an artist management firm. In August 1998, the Company acquired Corporate Productions, Inc. ("CPI"), a company engaged in producing corporate communications and entertainment events. Since September 30, 1998, the Company has completed the acquisition of Magnum Communications, Inc. ("Magnum"), a company also engaged in producing corporate communication and entertainment events. The Titley Spalding, CPI and Magnum acquisitions are collectively referred to as the "1998 Acquisitions".

In 1998, the Company entered into agreements to sell the businesses engaged in the resort business. In August 1998, the Company sold the Village at Breckenridge Resort. Subsequent to September 30, 1998, the Company consummated the sale of its Nashville restaurant. The sale of the resort businesses are collectively referred to as the "1998 Dispositions".

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 is presented as if the Company had completed the acquisition of Magnum as of September 30, 1998.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 are presented as if the Company had completed the 1997 Acquisition, the 1998 Acquisitions an the 1998 Dispositions as of January 1, 1997.

The following presentation of the Pro Forma Financial Data for the year ended December 31, 1997 and the nine months ended September 30, 1998, should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in the December 31, 1997 Form 10-KSB and the September 30, 1998 Form 10-QSB, the historical financial statements of Magnum included in this report and the historical financial statements of Titley Spalding previously filed with the SEC.

                          TBA ENTERTAINMENT CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998


                                                                                                                 PRO FORMA
                                                         COMPANY           MAGNUM           PRO FORMA          FOR THE MAGNUM
                                                         (ACTUAL)        ACQUISITION       ADJUSTMENTS          ACQUISITION
                                                       -------------    -------------     -------------        --------------
ASSETS:
Cash and cash equivalents                              $  16,382,600    $     952,400     $  (1,273,000)(1)    $   16,062,000
Other current assets                                       3,501,900           98,600                               3,600,500
                                                       -------------    -------------                          --------------
Total current assets                                      19,884,500        1,051,000                              19,662,500
Property and equipment, net                                  675,500          836,600                               1,512,100
Net long term assets of discontinued operations            3,502,000               --                               3,502,000
Goodwill, net                                             12,784,500               --         2,186,600 (2)        14,971,100
Other assets, net                                            513,700            5,200                                 518,900
                                                       -------------    -------------                          --------------
Total assets                                           $  37,360,200    $   1,892,800                          $   40,166,600
                                                       =============    =============                          ==============

LIABILITIES & STOCKHOLDERS' EQUITY:
Net short term liabilities of discontinued operations  $     374,400    $          --                          $      374,400
Other current liabilities                                  5,742,600          440,000                               6,182,600
                                                       -------------    -------------                          --------------
Total current liabilities                                  6,117,000          440,000                               6,557,000
Deferred tax liability                                            --           64,200                                  64,200
Long-term debt, net of current portion                     3,795,000          315,200           900,000 (1)         5,010,200
Stockholders' equity                                      27,448,200        1,073,400         1,087,000 (1)        28,535,200
                                                                                             (1,073,400)(3)
                                                       -------------    -------------                          --------------
Total liabilities & stockholders' equity               $  37,360,200    $   1,892,800                          $   40,166,600
                                                       =============    =============                          ==============

PRO FORMA ADJUSTMENTS

(1) To reflect the acquisition of Magnum for $3,260,000, including $1,273,000 in cash, $1,087,000 in aggregate value of common stock of the Company and the issuance of $900,000 in aggregate amount of notes payable to the sellers.

(2) To reflect the excess of the purchase price paid over the fair value of net tangible assets of Magnum acquired of $2,186,600.

(3) To reflect the elimination of the Magnum's historical stockholders' equity.

                          TBA ENTERTAINMENT CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                                                     PRO FORMA
                                                                                                                    FOR THE 1997
                                                                                                                    ACQUISITION,
                                                                      1997            1998             1998      1998 DISPOSITIONS,
                                                COMPANY           ACQUISITION      DISPOSITIONS    ACQUISITIONS     AND THE 1998
                                                (ACTUAL)               I                II             III          ACQUISITIONS
                                              ------------        ------------     ------------    ------------  ------------------
Revenue                                       $ 30,228,900        $  1,922,500     $(23,791,800)   $ 24,650,200      $ 33,009,800
Cost of revenue                                 21,318,700           1,496,700      (16,557,000)     16,986,400        23,244,800
                                              ------------        ------------     ------------    ------------      ------------
     Gross profit                                8,910,200             425,800       (7,234,800)      7,663,800         9,765,000

General and administrative                       6,006,600             421,700       (4,174,100)      4,534,600         6,788,800
Depreciation and amortization                    1,096,000              57,200         (947,100)        687,400           893,500
Equity in income of joint venture                  (78,900)            (31,500)              --              --          (110,400)
Interest expense, net                            1,845,800              37,200       (1,692,800)        138,100           328,300
                                              ------------        ------------     ------------    ------------      ------------

     Earnings before taxes                          40,700             (58,800)        (420,800)      2,303,700         1,864,800

Income taxes                                            --                  --               --              --                --
                                              ------------        ------------     ------------    ------------      ------------

Income (loss) from continuing operations      $     40,700        $    (58,800)    $   (420,800)   $  2,303,700      $  1,864,800
                                              ============        ============     ============    ============      ============

Earnings per common share - basic:
Income from continuing operations             $       0.01                                                           $       0.27
                                              ============                                                           ============

Weighted average common stock outstanding        5,680,300                                                              7,021,600
                                              ============                                                           ============


Earnings per common share - diluted:
Income from continuing operations             $       0.01                                                           $       0.25
                                              ============                                                           ============

Weighted average common stock outstanding        6,324,600                                                              7,355,900
                                              ============                                                           ============

I.      PRO FORMA FOR THE 1997 ACQUISITION

The Company acquired Avalon Entertainment Group, Inc. ("AEG") on April 21, 1997. These adjustments reflect the historical operating results of AEG prior to its acquisition by the Company. The acquisition of AEG resulted in the recognition of goodwill of $5,182,700, for the excess of the aggregate purchase price over the fair value of net liabilities assumed, which is being amortized over 20 years. This adjustment reflects pro forma amortization expense for the period prior to acquisition. The Company financed a portion of the AEG acquisition with notes payable to the sellers. The notes were refinanced with debt financing from a bank at prime plus 0.25% (8.75% as of December 31, 1997). This adjustment reflects pro forma interest expense assuming the notes payable to the sellers were outstanding as of January 1, 1997.

II.     PRO FORMA FOR THE 1998 DISPOSITIONS

In 1997, the Company was engaged in the resort business through the operation of a restaurant in Nashville, Tennessee and the Village at Breckenridge Resort. The Nashville restaurant opened in November 1994 and closed in November 1997. The Company entered into an agreement to sell the Nashville restaurant, which sale was consummated in December 1998. The Village at Breckenridge Resort was acquired on April 29, 1996. On August 12, 1998, the Company sold the Village at Breckenridge Resort to a subsidiary of Vail Resorts, Inc. These adjustments reflect the reclassification of the operations of the Nashville restaurant and the Village at Breckenridge Resort to discontinued operations for the year ended December 31, 1997. In addition, the Company has reconfigured its statement of operations for the year ended December 31, 1997 to reflect that the Company only operates in one primary business segment.

III.    PRO FORMA FOR THE 1998 ACQUISITIONS

The Company acquired Titley Spalding on June 18, 1998, CPI on August 11, 1998 and Magnum on October 15, 1998. The following represents the historical operating results of these companies for the year ended December 31, 1997, and the pro forma adjustments to reflect the 1998 Acquisitions as if they had occurred as of January 1, 1997.

                                                                                                                   YEAR ENDED
                                                                                                                  DECEMBER 31,
                                                                                                                      1997
                                                                                                                  ------------
                                                                                                                   PRO FORMA
                                                TSA             CPI             MAGNUM         PRO FORMA          FOR THE 1998
                                            ACQUISITION     ACQUISITION       ACQUISITION     ADJUSTMENTS         ACQUISITIONS
                                            ------------    ------------      ------------    ------------        ------------
Revenue                                     $  2,403,300    $ 18,077,700      $  4,169,200                        $ 24,650,200
Cost of revenue                                       --      14,617,200         2,369,200                          16,986,400
                                            ------------    ------------      ------------                        ------------
     Gross profit                              2,403,300       3,460,500         1,800,000                           7,663,800

General and administrative                       401,100       3,230,400         1,011,300        (108,200)(4)       4,534,600
Depreciation and amortization                     22,900          48,000            89,400         527,100(1)          687,400
Equity in income of joint venture                     --              --                --                                  --
Interest (income) expense, net                        --         (75,100)           17,200         196,000(2)          138,100
                                            ------------    ------------      ------------                        ------------
     Earnings before taxes                     1,979,300         257,200           682,100                           2,303,700

Income taxes                                          --         102,800           260,100        (362,900)(3)              --
                                            ------------    ------------      ------------                        ------------
Income from continuing operations           $  1,979,300    $    154,400      $    422,000                        $  2,303,700
                                            ============    ============      ============                        ============

PRO FORMA ADJUSTMENTS

(1) The 1998 Acquisitions result in the recognition of goodwill for the excess of the aggregate purchase price paid for each acquisition over the respective fair value of the net assets acquired, based on the preliminary purchase accounting treatment of the 1998 Acquisitions. This adjustment reflects pro forma amortization expense associated with this goodwill. The Titley Spalding acquisition results in the recording of goodwill of approximately $1,785,000, which is being amortized over a period of 10 years. This results in annual amortization of approximately $178,500. The CPI acquisition results in the recording of goodwill of approximately $4,779,300, which is being amortized over a period of 20 years. This results in annual amortization of approximately $239,000. The Magnum acquisition results in the recording of goodwill of approximately $2,186,600, which is being amortized over a period of 20 years. This results in annual amortization of approximately $109,600.

(2) The CPI and Magnum acquisitions were each partially financed through the issuance of notes payable to the respective sellers. The Company issued $1,550,000 and $900,000 in aggregate amount of notes payable to the sellers in connection with the CPI and Magnum acquisitions, respectively. The notes payable accrue interest at 8% per annum and do not require the payment of interest or principal until future years. This adjustment reflects pro forma interest expense assuming the notes payable were outstanding as of January 1, 1997.

(3) As of December 31, 1996, the Company had net operating loss carryforwards for tax purposes ("NOL's") of approximately $4.7 million, of which $2.5 million relates to entities disposed of during 1998.
        This adjustment reflects the elimination of tax provisions recognized by CPI ($102,800) and Magnum ($260,100) for the year ended December 31, 1997, assuming the Company would not have fully utilized its remaining NOL from continuing operations of $2.1 million on a pro forma basis.

(4) This adjustment reflects the recognition of certain officer's wages expected to be paid under the Company's new employment contracts for Titley Spalding, CPI and Magnum. In 1997, payments to the two members of Titley Spalding were made as distributions from members' equity, based on the profitability of Titley Spalding and the availability of cash to fund such distributions. In 1997, total payments to the officers/owners of CPI and Magnum were made at the discretion of the owners of the respective company. Under the terms of the Purchase Agreement for each of the 1998 Acquisitions, these individuals have entered into employment agreements with specifically defined salaries. This adjustment results from the net change in general and administrative expense as if the employment agreements had been in effect in 1997.

                          TBA ENTERTAINMENT CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                                             1998                PRO FORMA
                                                      COMPANY             ACQUISITIONS          FOR THE 1998
                                                     (ACTUAL)                  I                ACQUISITIONS
                                                   ------------           ------------          ------------
Revenue                                            $ 15,787,800           $ 13,147,900          $ 28,935,700
Cost of revenue                                      10,773,700              9,067,400            19,841,100
                                                   ------------           ------------          ------------
     Gross profit                                     5,014,100              4,080,500             9,094,600

General and administrative                            4,003,400              2,823,100             6,826,500
Depreciation and amortization                           342,200                457,900               800,100
Equity in income of joint venture                      (403,500)                    --              (403,500)
Minority interest                                       (36,000)                    --               (36,000)
Interest (income) expense, net                          (47,700)                96,800                49,100
                                                   ------------           ------------          ------------
     Earnings before taxes                            1,155,700                702,700             1,858,400

Provision for income taxes                                   --                     --                    --
                                                   ------------           ------------          ------------
Income from continuing operations                  $  1,155,700           $    702,700          $  1,858,400
                                                   ============           ============          ============

Earnings per common share - basic:
Income from continuing operations                  $       0.15                                 $       0.21
                                                   ============                                 ============

Weighted average common stock outstanding             7,643,300                                    8,648,100
                                                   ============                                 ============

Earnings per common share - diluted:
Income from continuing operations                  $       0.14                                 $       0.21
                                                   ============                                 ============

Weighted average common stock outstanding             8,137,500                                    8,872,300
                                                   ============                                 ============

I.      PRO FORMA FOR THE 1998 ACQUISITIONS

The Company acquired Titley Spalding on June 18, 1998, CPI on August 11, 1998 and Magnum on October 15, 1998. The following represents the historical operating results of Titley and CPI prior to their June 18, 1998 and August 11, 1998 acquisition dates, respectively, and Magnum for the nine months ended September 30, 1998, and the pro forma adjustments to reflect the 1998 Acquisitions as if they had occurred as of January 1, 1998.


                                                                                                                 NINE MONTHS ENDED
                                                                                                                   SEPTEMBER 30,
                                                                                                                       1998
                                                                                                                 -----------------
                                                                                                                     PRO FORMA
                                         TSA                   CPI               MAGNUM           PRO FORMA        FOR THE 1998
                                     ACQUISITION           ACQUISITION         ACQUISITION        ADJUSTMENTS      ACQUISITIONS
                                    -------------         -------------       -------------      -------------   -----------------
Revenue                             $     856,500         $  10,080,800       $   2,210,600                        $  13,147,900
Cost of revenue                                --             7,880,700           1,186,700                            9,067,400
                                    -------------         -------------       -------------                        -------------
     Gross profit                         856,500             2,200,100           1,023,900                            4,080,500

General and administrative                202,100             1,837,000             669,900            114,100(4)      2,823,100
Depreciation and amortization              10,300                44,700              80,700            322,200(1)        457,900
Equity in income of joint venture              --                    --                  --                                   --
Minority interest                              --                    --                  --                                   --
Interest (income) expense, net                 --               (36,300)              2,600            130,500(2)         96,800
                                    -------------         -------------       -------------                        -------------
     Earnings before taxes                644,100               354,700             270,700                              702,700

Provision for income taxes                     --               194,700              87,700           (282,400)(3)            --
                                    -------------         -------------       -------------                        -------------
Income from continuing operations   $     644,100         $     160,000       $     183,000                        $     702,700
                                    =============         =============       =============                        =============


PRO FORMA ADJUSTMENTS

(1) The 1998 Acquisitions result in the recognition of goodwill for the excess of the aggregate purchase price paid for each acquisition over the respective fair value of the net assets acquired, based on the preliminary purchase accounting treatment of the 1998 Acquisitions. This adjustment reflects pro forma amortization expense associated with this goodwill. The Titley Spalding acquisition results in the recording of goodwill of approximately $1,785,000, which is being amortized over a period of 10 years. This results in annual amortization of approximately $178,500. The CPI acquisition results in the recording of goodwill of approximately $4,779,300, which is being amortized over a period of 20 years. This results in annual amortization of approximately $239,000. The Magnum acquisition results in the recording of goodwill of approximately $2,186,600, which is being amortized over a period of 20 years. This results in annual amortization of approximately $109,600.

(2) The CPI and Magnum acquisitions were each partially financed through the issuance of notes payable to the respective sellers. The Company issued $1,550,000 and $900,000 in aggregate amount of notes payable to the sellers in connection with the CPI and Magnum acquisitions, respectively. The notes payable accrue interest at 8% per annum and do not require the payment of interest or principal until future years. This adjustment reflects pro forma interest expense assuming the notes payable were outstanding as of January 1, 1998.

(3) As of December 31, 1997, the Company had net operating loss carryforwards for tax purposes ("NOL's") of approximately $4.4 million, of which $2.5 million relates to entities disposed of during 1998.
        This adjustment reflects the elimination of tax provisions recognized by CPI ($194,700) and Magnum ($87,700) for the nine months ended September 30, 1998, assuming the Company would not fully utilize its remaining
        NOL from continuing operations of $1.9 million on a pro forma basis.

(4) This adjustment reflects the recognition of certain officer's wages expected to be paid under the Company's new employment contracts for Titley Spalding, CPI and Magnum. In 1998, prior to the acquisition by the Company, payments to the two members of Titley Spalding were made as distributions from members' equity, based on the profitability of Titley Spalding and the availability of cash to fund such distributions. In 1998, prior to the acquisition by the Company, total payments to the officers/owners of CPI and Magnum were made at the discretion of the owners of the respective company. Under the terms of the Purchase Agreement for each of the 1998 Acquisitions, these individuals have entered into employment agreements with specifically defined salaries. This adjustment results from the net change in general and administrative expense as if the employment agreements had been in effect since January 1, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of
  Magnum Communications, Inc.:

We have audited the accompanying balance sheets of Magnum Communications, Inc. (a Texas corporation) as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magnum Communications, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                   ARTHUR ANDERSEN LLP




Los Angeles, California
November 25, 1998

                           MAGNUM COMMUNICATIONS, INC.


                                 BALANCE SHEETS


                                     ASSETS


                                                            December 31,                    September 30,
                                                 ---------------------------------
                                                    1996                  1997                  1998
                                                 -----------           -----------           -----------
                                                                                             (unaudited)
CURRENT ASSETS:
  Cash                                           $   319,900           $   549,400           $   952,400
  Accounts receivable                                177,000                58,800                47,500
  Prepaid expenses and other
    current assets                                        --                 5,200                51,100
                                                 -----------           -----------           -----------
      Total current assets                           496,900               613,400             1,051,000
                                                 -----------           -----------           -----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                               388,000               388,000               388,000
  Building                                           430,400               430,400               430,400
  Computer equipment and software                     84,900                93,200                93,200
  Furniture and fixtures                              61,600                66,600                68,000
  Production equipment                               502,700               606,600               649,300
                                                 -----------           -----------           -----------
                                                   1,467,600             1,584,800             1,628,900
  Less - Accumulated depreciation                   (622,400)             (711,600)             (792,300)
                                                 -----------           -----------           -----------
                                                     845,200               873,200               836,600
                                                 -----------           -----------           -----------

OTHER ASSETS                                           5,100                 4,800                 5,200
                                                 -----------           -----------           -----------
                                                 $ 1,347,200           $ 1,491,400           $ 1,892,800
                                                 ===========           ===========           ===========


      The accompanying notes are an integral part of these balance sheets.

                           MAGNUM COMMUNICATIONS, INC.


                                 BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                              December 31,                       September 30,
                                                  -----------------------------------
                                                       1996                 1997                      1998
                                                  -------------         -------------            -------------
                                                                                                  (unaudited)
CURRENT LIABILITIES:
  Current portion of long-term debt               $      11,000         $      12,900            $      14,400
  Accounts payable and accrued expenses                 235,000                60,600                  114,200
  Advanced deposits                                     250,000                25,000                  311,400
  Income taxes payable                                   13,500               119,800                       --
                                                  -------------         -------------            -------------
      Total current liabilities                         509,500               218,300                  440,000

DEFERRED TAX LIABILITY                                   30,300                56,600                   64,200
LONG-TERM DEBT, net of current portion                  339,000               326,100                  315,200
                                                  -------------         -------------            -------------
      Total liabilities                                 878,800               601,000                  819,400
                                                  -------------         -------------            -------------

STOCKHOLDERS' EQUITY:
  Common stock, no par value:
    163,300 shares authorized;
    10,000 shares issued and outstanding                 37,700                37,700                   37,700
  Retained earnings                                     479,200               901,200                1,084,200
  Treasury stock, 6,332 shares                          (48,500)              (48,500)                 (48,500)
                                                  -------------         -------------            -------------
      Total stockholders' equity                        468,400               890,400                1,073,400
                                                  -------------         -------------            -------------
                                                  $   1,347,200         $   1,491,400            $   1,892,800
                                                  =============         =============            =============


      The accompanying notes are an integral part of these balance sheets.

                           MAGNUM COMMUNICATIONS, INC.


                            STATEMENTS OF OPERATIONS


                                                    For the year ended                  For the nine months ended
                                                        December 31,                           September 30,
                                             ---------------------------------       --------------------------------
                                                 1996                1997                1997                1998
                                             -------------       -------------       -------------      -------------
                                                                                      (unaudited)        (unaudited)
NET REVENUES                                 $   2,884,800       $   4,169,200       $   3,150,500      $   2,210,600

COST OF REVENUES                                 1,697,500           2,369,200           1,632,200          1,186,700
                                             -------------       -------------       -------------      -------------
        Gross profit                             1,187,300           1,800,000           1,518,300          1,023,900

GENERAL AND ADMINISTRATIVE EXPENSES              1,065,500           1,100,700             642,600            750,600
                                             -------------       -------------       -------------      -------------

        Income from operations                     121,800             699,300             875,700            273,300

INTEREST EXPENSE, net                               23,500              17,200              20,900              2,600
                                             -------------       -------------       -------------      -------------
        Income before provision
          for income taxes                          98,300             682,100             854,800            270,700

PROVISION FOR INCOME TAXES                          23,000             260,100             325,700             87,700
                                             -------------       -------------       -------------      -------------
NET INCOME                                   $      75,300       $     422,000       $     529,100      $     183,000
                                             =============       =============       =============      =============


   The accompanying notes are an integral part of these financial statements.

                           MAGNUM COMMUNICATIONS, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                               Common Stock
                                     ------------------------------           Treasury             Retained
                                       Shares              Amount              Stock               Earnings              Total
                                     ----------          ----------          ----------           ----------          ----------
BALANCES, December 31, 1995              10,000          $   37,700          $  (48,500)          $  403,900          $  393,100

  Net income                                 --                  --                  --               75,300              75,300
                                     ----------          ----------          ----------           ----------          ----------
BALANCES, December 31, 1996              10,000              37,700             (48,500)             479,200             468,400

  Net income                                 --                  --                  --              422,000             422,000
                                     ----------          ----------          ----------           ----------          ----------
BALANCES, December 31, 1997              10,000              37,700             (48,500)             901,200             890,400

  Net income (unaudited)                     --                  --                  --              183,000             183,000
                                     ----------          ----------          ----------           ----------          ----------
BALANCES, September 30,
  1998 (unaudited)                       10,000          $   37,700          $  (48,500)          $1,084,200          $1,073,400
                                     ==========          ==========          ==========           ==========          ==========


   The accompanying notes are an integral part of these financial statements.

                           MAGNUM COMMUNICATIONS, INC.


                            STATEMENTS OF CASH FLOWS



                                                                  For the year ended                 For the nine month ended
                                                                     December 31,                          September 30,
                                                           ---------------------------------      -------------------------------
                                                               1996                1997               1997               1998
                                                           -------------       -------------      -------------     -------------
                                                                                                   (unaudited)       (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $      75,300       $     422,000       $     529,100    $     183,000
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                               68,600              89,200              67,200           80,700
      Deferred taxes                                               5,500              12,300               6,200           17,900
      (Increase) decrease in:
        Accounts receivable                                     (120,300)            118,200            (142,900)          11,300
        Prepaid expenses and
          other current assets                                    41,100              (5,200)           (106,400)         (45,900)
        Other assets                                              (3,100)                300                  --             (400)
      Increase (decrease) in:
        Accounts payable and accrued expenses                    108,900            (160,400)            (74,400)          43,300
        Advanced deposits                                        138,700            (225,000)             70,300          286,400
        Income taxes payable                                     (22,600)            106,300             228,000         (119,800)
                                                           -------------       -------------       -------------    -------------
        Net cash provided by operating activities                292,100             357,700             577,100          456,500
                                                           -------------       -------------       -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                    (107,700)           (117,200)           (104,200)         (44,100)
                                                           -------------       -------------       -------------    -------------
        Net cash used in investing activities                   (107,700)           (117,200)           (104,200)         (44,100)
                                                           -------------       -------------       -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from bank borrowings                                  350,000                  --                  --               --
  Payments on notes payable to a bank                           (371,900)            (11,000)             (9,100)          (9,400)
                                                           -------------       -------------       -------------    -------------
        Net cash used in financing activities                    (21,900)            (11,000)             (9,100)          (9,400)
                                                           -------------       -------------       -------------    -------------

NET INCREASE IN CASH                                             162,500             229,500             463,800          403,000

CASH, beginning of period                                        157,400             319,900             319,900          549,400
                                                           -------------       -------------       -------------    -------------
CASH, end of period                                        $     319,900       $     549,400       $     783,700    $     952,400
                                                           =============       =============       =============    =============


   The accompanying notes are an integral part of these financial statements.

                           MAGNUM COMMUNICATIONS, INC.


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1997

(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)



1.      Line of Business

        Magnum Communications, Inc. (the Company), a Texas Corporation, was incorporated on March 28, 1983. The Company provides corporate communication services and produces corporate meetings and entertainment events in the United States. The Company has offices in Dallas, Texas and Provo, Utah.

2.      Concentrations of Risk

        Accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectable. Clients include Fortune 1000 corporations and are located throughout the United States. In 1996, the Company had four clients who represented 78 percent of net revenues. In 1997, the Company had two clients who represented 50 percent of net revenues. For the nine month period ended September 30, 1997, the Company had one client who represented 32 percent of net revenues.
        For the nine month period ended September 30, 1998, the Company had four clients who represented 63 percent of net revenues.

        In 1996, the Company purchased services from two vendors that accounted for 33 percent of cost of revenues. In 1997, the Company purchased services from two vendors that accounted for 43 percent of cost of revenues. For the nine month period ended September 30, 1997, the Company purchased services from two vendors that accounted for 44 percent of cost of revenues. For the nine month period ended
        September 30, 1998, the Company purchased services from two vendors that accounted for 25 percent of cost of revenues.

        At December 31, 1996, three clients represented 57 percent of accounts receivable. At December 31, 1997, two clients represented 92 percent of accounts receivable. At September 30, 1998, two clients represented 97 percent of accounts receivable.

3.      Summary of Significant Accounting Policies

        Cash

        Cash consists primarily of cash on hand and time deposits. No cash was restricted at December 31, 1996 or 1997.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect the reported amounts of assets, liabilities, revenues and expenses as reflected in the financial statements. Actual results could differ from those estimates.

        Property, Plant and Equipment

        Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:


               Building                                    25 years
               Computer equipment and software              5 years
               Furniture and fixtures                       5 years
               Production equipment                         5 years


        The Company capitalizes expenditures that materially increase asset lives and charges maintenance and repairs to operations as incurred. When assets are sold or otherwise disposed of, the cost and related depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

        Revenue Recognition

        The Company recognizes revenue upon completion of the event. The Company records prepaid expenses and advanced deposits until the event occurs and then recognizes the corresponding revenue and expenses. Events can last from one day to several weeks.

        Statement of Cash Flows

        The Company prepares its statement of cash flows using the indirect method as defined under Statement of Financial Accounting Standards
        (SFAS) No. 95, "Statement of Cash Flows." During 1996, the Company paid approximately $28,100 in interest and $48,000 in taxes. During 1997, the Company paid approximately $33,600 in interest and $141,600 in taxes. For the nine months ended September 30, 1997, the Company paid approximately $28,100 in interest and $91,600 in taxes. For the nine months ended September 30, 1998, the Company paid approximately $23,500 in interest and $185,500 in taxes.

        New Authoritative Pronouncements

        Comprehensive Income -- In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." This Statement, which is effective for all reporting periods beginning in 1998, requires the prominent disclosure of all components of Comprehensive Income, as defined. The Company currently does not have any activity that would give rise to any elements of comprehensive income.

        Segment Reporting -- In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement redefines the way publicly held companies report information about segments. This Statement is effective for fiscal years beginning after December 15, 1997 and need not be applied to interim financial statements in the initial year of its application. The Company has not adopted this statement and does not expect it to have a material impact upon adoption.

        Employers' Disclosures About Pensions -- In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement, which is effective for financial periods ending after December 15, 1998, requires full disclosure of all pension plans and other postretirement benefit plans. The Company does not currently have any pensions or other postretirement benefit plans.

        Unaudited Financial Statements

        The unaudited financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in conformity with generally accepted accounting principles. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim period presented are not necessarily indicative of results to be expected for the full year.

4.      Long-term debt

        At December 31, 1996 and 1997 and at September 30, 1998, the Company had $350,000, $339,000 and $329,600 outstanding under a term note payable to a bank, respectively. The borrowings accrued interest at a fixed rate of
        9.625 percent. The note is payable in 180 monthly payments of principal and interest in the amount of $3,681 commencing on January 1, 1997. The note is secured by land and building. The following table details annual principal payments for the five years after December 31, 1997:


        Year                           Amount
        ----                           ------
        1998                          $ 12,900
        1999                            14,700
        2000                            15,900
        2001                            17,300
        2002                            18,700
        Thereafter                     259,500
                                      --------
                                      $339,000
                                      ========

5.      Income Taxes

        The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the current marginal income tax rate. Deferred income tax expenses or credits are based on the changes in deferred income tax assets or liabilities from period to period.

        The provision for income taxes for the year ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 consists of the following:


                                           For the years ended              For the nine months ended
                                               December 31,                        September 30,
                                      -------------------------------     ------------------------------
                                          1996              1997              1997             1998
                                      -------------     -------------     -------------    -------------
        Current:
           Federal                    $      13,600     $     211,900     $     268,900    $      67,400
           State                              4,600            39,800            50,500           12,700
                                      -------------     -------------     -------------    -------------
                                             18,200           251,700           319,400           80,100
        Deferred:
           Federal                            3,600             7,100             5,300            6,400
           State                              1,200             1,300             1,000            1,200
                                      -------------     -------------     -------------    -------------
                                              4,800             8,400             6,300            7,600

        Provision for income taxes    $      23,000     $     260,100     $     325,700    $      87,700
                                      =============     =============     =============    =============


        Differences between the provision for income taxes and income taxes at the statutory federal income tax rate are as follows:


                                                   For the years ended                       For the nine months ended
                                                       December 31,                                September 30,
                                          --------------------------------------      ----------------------------------------
                                                1996                 1997                    1997                  1998
                                          -----------------    -----------------      ----------------------------------------
        Income tax at the
         statutory federal rate           $ 18,700     19%     $231,900     34%        $290,600     34%      $ 92,000      34%
              State income taxes, net
                of federal benefit           2,900      3        25,300      4           32,200      4         (4,300)     (2)
              Other                          1,400      1         2,900     --            2,900     --             --      --
                                          --------     --      --------     --         --------     --       --------      --
                                          $ 23,000     23%     $260,100     38%        $325,700     38%        87,700      32%
                                          ========     ==      ========     ==         ========     ==       ========      ==

        Under SFAS 109, deferred tax liabilities must be recognized for temporary differences that will result in increased taxable amounts in future periods.

        Detail of the Company's deferred tax liability follows:


                                    As of December 31,                As of September 30,
                              --------------------------------
                                   1996               1997                   1998
                              -------------      -------------           -------------
        Depreciation          $     (30,300)     $     (56,600)          $     (64,200)

        State taxes                   1,100             15,100                   4,800


6.      Employee Profit Sharing Plan

        The Company has an Employees' Defined Contribution Plan and Trust (the
        Plan). The Plan covers all employees who are 21 years of age or older and have worked for 1,000 hours in a given plan year. Company contributions to the Plan are voluntary and at the discretion of the Board of Directors. The Company contributed approximately $69,400 to the Plan for the year ended December 31, 1996. No contributions were made to the Plan by the Company for the year ended December 31, 1997 or for the nine month periods ended September 30, 1997 and 1998.

        The Company adopted a 401(k) Profit Sharing Plan and Trust (the 401(k)
        Plan) for the year beginning January 1, 1997. Under the 401(k) Plan, eligible employees can defer up to 6 percent of their salary, subject to certain limitations, and the Company shall make a matching contribution equal to 50 percent of the deferred salary elected by employees up to a maximum of 6 percent. The Company contributed approximately $11,000, $ 0 and $16,300 to the 401 (k) Plan for the year ended December 31,
        1997 and the nine month periods ended September 30, 1997 and 1998, respectively. The Company did not owe any amounts to the Plan or the 401(k) Plan as of December 31, 1996 or 1997 or as of September 30, 1998.

7.      Subsequent Events

        On October 15, 1998, 100% of the ownership of the Company was sold to a public company. The former stockholders of the Company signed employment agreements with the public company in connection with the sale.